UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

I-MINERALS INC.

(Exact name of registrant as specified in its charter)

canada	000-55321	20-4644299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 1199 West Hastings Street Vancouver, BC		V6E 3T5
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 303-6573

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 3, 2023, I-Minerals Inc. (the “Company”) completed the sale (the “Disposition”) of all of the issued and outstanding common shares of i-minerals USA to BV Lending LLC (“BV Lending”) pursuant to a stock purchase agreement dated September 14, 2022 among the Company, i-minerals USA and BV Lending, whereby the Company

i-minerals USA was the Company’s wholly owned subsidiary and owns the leases that comprise the Helmer-Bovill Property. BV Lending is an Idaho limited liability company and was the sole lender and sole source of external debt financing to the Company. BV Lending is also an affiliate of BV Natural Resources LLC, the Company’s largest shareholder, who beneficially owns 39.4% of the total common shares issued and outstanding of the Company.

The nature and amount of consideration that the Company received are as follows:

•

Immediately before completing the Disposition, the Company contributed to i-minerals USA an intercompany debt owed by i-minerals USA to the Company in the amount of approximately US$25.7 million, resulting in the cancellation of the indebtedness.

•	At the closing of the Disposition, the Company sold the shares of i-minerals USA to BV Lending for an amount equal to US$3 million (the “Share Value”).

•	The Share Value was satisfied by BV Lending on a non-cash basis by the set off of US$3 million of debt owed by the Company to BV Lending (the “Set Off”).

•

Immediately following the Set Off, BV Lending transferred to the Company the balance of the debt owed to BV Lending (which amount was approximately US$35.4 million before the Set Off and US$32.4 million after the Set Off). After the transfer of the balance of the debt owed to by BV Lending to the Company, the Company is no longer be indebted to BV Lending except for the US$450,000 promissory note set forth below.

•

The Loan Agreements dated June 1, 2016, September 11, 2018 and October 25, 2019 between the Company, BV Lending and i-minerals USA, as amended from time to time (collectively, the “Loan Agreements”), including all security interests granted thereunder were terminated and/or discharged.

BV Lending has agreed to pay taxes that will become payable by the Company as a result of the transaction (approximately US$450,000). In consideration for such payment by BV Lending, the Company issued a promissory note in favor of BV Lending for the amount of the taxes so paid. The promissory note will be repaid out of any refund received by the Company from the applicable government agency. To the extent that any tax refund received is less than $450,000, BV Lending will forgive any remaining amount owed by the Company under the note.

As a result of completion of the Disposition, BV Lending now owns 100% of the issued and outstanding shares of i-minerals USA and the Company has no assets other than cash on hand.

The Company now meets the definition of a “foreign private issuer” under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company plans to file a Form 15 to terminate and suspend its duty to file reports under the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

An annual general and special meeting of the Company was held on March 2, 2023 (the “Meeting”). The following matters voted upon at the meeting and the number of votes cast were as follows:

Resolution	For Shares (%)	Withheld/Against Shares (%)
Disposition
Special resolution (two-thirds majority)	44,188,746 (97.37%)	1,195,590 (2.63%)
Majority of the minority vote (ordinary resolution) under MI 61-101	6,622,856 (84.71%)	1,195,590 (15.29%)
Number of Directors	45,308,486 (99.83%)	75,850 (0.17%)
Directors
John Theobald	45,224,933 (99.65%)	159,403 (0.35%)
Barry Girling	45,203,933 (99.60%)	180,403 (0.40%)
Gary Childress	45,261,933 (99.73%)	122,403 (0.27%)
Wayne Moorhouse	45,261,933 (99.73%)	122,403 (0.27%)
Appointment of BDO Canada LLP	51,299,164 (100.00%)	20 (0.00%)
Stock Option Plan	44,544,693 (98.15%)	839,643 (1.85%)
Continuance to British Columbia	44,273,063 (97.55%)	1,111,273 (2.45%)

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement dated September 14, 2022*.
99.1	News Release dated March 2, 2023, announcing the results of the Meeting and News Release dated March 6, 2023 announcing the completion of the Disposition.

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MINERALS INC.

Date: March 6, 2023	By:	/s/ John Theobald
John Theobald
Chief Executive Officer, President and Director